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                                                                 EXHIBIT 11(b)

                        INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 39 to the Registration Statement (1933 Act File No. 33-1121) of Eaton Vance Investment Trust on behalf of Eaton Vance National Limited Maturity Municipals Fund of our report dated May 2, 1997, relating to Eaton Vance National Limited Maturity Municipals Fund (formerly EV Marathon National Limited Maturity Municipals Fund) and of our report dated May 2, 1997, relating to National Limited Maturity Municipals Portfolio which reports are incorporated by reference in the Statement of Additional Information, which is a part of such Regisration Statement. We also consent to the references to us under the heading "The Fund's Financial Highlights" appearing in the Prospectus and under the heading "Independent Certified Public Accountants" in the Statement of Additional Information, which are part of such Registration Statement.


                                    /s/ DELOITTE & TOUCHE LLP
                                        --------------------------------------
                                        DELOITTE & TOUCHE LLP

March 23, 1998
Boston, Massachusetts